Exhibit 99.1

Fresh Tracks Therapeutics Appoints Andrew Sklawer as Chief Executive Officer

Rob Brown to continue serving as a member of the Board of Directors and as a special advisor to the Company

BOULDER, CO — January 27, 2023 — Fresh Tracks Therapeutics, Inc. (“Fresh Tracks” or the “Company”) (Nasdaq: FRTX), a clinical-stage pharmaceutical company aiming to disrupt existing treatment paradigms by developing innovative and differentiated prescription therapeutics for the treatment of autoimmune, inflammatory, and other debilitating diseases, today announced its Board of Directors has appointed Andrew Sklawer, the Company’s current President, as Chief Executive Officer (CEO), effective February 1, 2023. Mr. Sklawer will succeed Rob Brown, who has led the company as CEO since 2019 and is retiring. Mr. Brown will continue to serve as a non-executive member of the Board of Directors and a special advisor to the Company.
“As a co-founder of Fresh Tracks with Andy, we have a long history of partnering together and I look forward to continuing our development efforts and working to build shareholder value,” said Reginald Hardy, Chairman of Fresh Track’s Board of Directors. “He has been instrumental in shaping the strategic direction of the Company since inception and in identifying and acquiring the novel drug candidates that enabled us to establish our presence in the fields of immunology and inflammation over the past two years. I believe he is uniquely qualified to continue to lead our Company with the exceptional team we already have in place.” Mr. Hardy continued, “I want to thank Rob for his significant contributions to Fresh Tracks over the past several years and look forward to his continued support as a member of the Board of Directors and special advisor to the Company. His commitment to our mission has established a strong foundation for the Company from which to continue developing our novel pipeline.”
Mr. Sklawer stated, “I look forward to taking on the expanded role of CEO. With several clinical and pre-clinical milestones on the horizon, I believe the Company is on the verge of potential important developmental breakthroughs with our pipeline of new chemical entities targeting novel mechanisms of action in several high-impact diseases. This includes the upcoming data readout from Part 1 of the ongoing Phase 1 clinical study of FRTX-02, our lead potential first-in-class DYRK1A inhibitor, later this quarter. It has been a pleasure working and learning alongside Rob over the past four years, and I look forward to continue working closely with him as a director and special advisor to the Company.”
Mr. Brown said, “It has been a privilege to lead so many outstanding people over the past several years at Fresh Tracks. During this time, we executed a successful Phase 3 clinical program and subsequent sale of sofpironium bromide, acquired an exciting platform of innovative and differentiated prescription therapeutics with groundbreaking potential as treatments for autoimmune and inflammatory diseases, and advanced the FRTX-02 program into the clinic. I am confident that Andy will continue to be a strong leader as he brings the Company into this exciting next stage of growth.”
About Fresh Tracks Therapeutics
Fresh Tracks Therapeutics is a clinical-stage pharmaceutical company striving to transform patient lives through the development of innovative and differentiated prescription therapeutics. The Company’s pipeline aims to disrupt existing treatment paradigms and features several new chemical entities that inhibit novel targets with first-in-class potential for autoimmune, inflammatory, and other debilitating diseases. This includes FRTX-02, a potent, highly selective, and orally bioavailable potential first-in-class DYRK1A inhibitor that is currently being evaluated in a first-in-human Phase 1 clinical trial (topline SAD and MAD results expected in the first quarter of 2023), FRTX-10, a novel, preclinical-stage oral STING inhibitor, and a platform of next-generation DYRK, LRRK2, TTK, and CLK inhibitors. Fresh Tracks’ executive management team and board of directors have a proven track record of leadership across early-stage research, product development, and global commercialization, having served in leadership roles at large global pharmaceutical and biotech companies that successfully developed and/or launched first-in-class products, some of which have achieved iconic status, including Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta®, Juvederm®, Pluvicto®, and sofpironium bromide. The Company’s strategy is to align this experience and clear vision to explore beyond the limitations of current therapies by identifying, pursuing, and developing next-generation therapeutics that can be groundbreaking in their ability to help millions of people struggling with autoimmune, inflammatory, and other debilitating diseases. For more information, visit https://www.frtx.com/.
Cautionary Note Regarding Forward-Looking Statements
Any statements made in this press release relating to future financial, business, and/or research and development, investigational, preclinical, or clinical performance and potential, conditions, plans, prospects, impacts, shifts, trends, or strategies and other such matters, including without limitation, the effectiveness of the Chief Executive Officer transition, Fresh Tracks’ strategy; future operations; future potential; future financial position; future liquidity; future revenue; territorial focus; projected expenses; results of operations; the anticipated timing, scope, design, progress, results, possible impact of, and/or reporting of data of ongoing and future nonclinical and clinical trials involving FRTX-02 and any other products; intellectual property rights, including the acquisition, validity, term, and enforceability of such; the expected timing and/or results of regulatory submissions and approvals; and prospects for treatment of patients and commercializing (and competing with) any product candidates for any disease by Fresh Tracks or third parties, or research and/or licensing collaborations with, or actions of, its partners, including in the United States, Japan, South Korea, or any other country, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “might,” “announce,” “anticipate,” “advancing,” “reflect,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “will,” evaluate,” “advance,” “excited,” “aim,” “strive,” “help,” “progress,” “select,” “initiate,” “look forward,” “promise,” “provide,” “commit,” “best-in-class,” “first-in-class,” "standard-of-care,” “on track,” “opportunity,” "disrupt,” “restore,” “suggest,” “attenuate,” “imply,” “induce,” “regulate,” “dampen,” “target,” “shift,” and similar expressions and their variants, as they relate to Fresh Tracks or any of Fresh Tracks’ investigational products, partners, or third parties, may identify forward-looking statements. Fresh Tracks cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly, and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including without limitation, research results and data that do not meet targets, expectations, or regulatory approval requirements; ability to obtain adequate financing for product development, regulatory submissions, and any commercialization; ability to acquire, maintain, and enforce intellectual property rights; potential delays or alterations in product development, trials of any type, and regulatory submission and reviews; changes in law or policy; litigation, regulatory agency actions, feedback, or requests; supply chain disruptions; unanticipated demands on cash resources; disruptions and negative effects related to the COVID-19 pandemic and the conflict in Ukraine; interruptions, disruption, or inability by Fresh Tracks, its partners, or third parties to obtain or supply research material, raw materials, and/or product anywhere, or secure essential services, in the world; efforts to obtain and retain adequate pricing and adequate reimbursement and other insurance coverage for Fresh Tracks’ future products, if any; the outcome of and reaction to Fresh Tracks’ current and planned preclinical and clinical trials across its portfolio of assets; the inability of third parties to achieve the regulatory and sales-based events under Fresh Tracks’ agreements with them, or their lack of funds, resulting in Fresh Tracks not receiving additional or full payments due from them; and other risks associated with (i) developing and obtaining regulatory approval for, and commercializing, product candidates, (ii) raising additional capital, and (iii) maintaining compliance with Nasdaq listing requirements.
Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in Fresh Tracks’ filings with the United States Securities and Exchange Commission, which are available at https://www.sec.gov (or at https://www.frtx.com). The forward-looking statements represent the estimates of Fresh Tracks as of the date hereof only. Fresh Tracks specifically disclaims any duty or obligation to update forward-looking statements.

FRTX Investor Contact:
Dan Ferry
LifeSci Advisors
(617) 430-7576
daniel@lifesciadvisors.com